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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the registration of 832,992 shares of Common Stock of Red Bell Brewing Company of our report dated March 8, 2001, with respect to the consolidated financial statements of Red Bell Brewing Company included in its Annual Report (Form 10-KSB) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                /s/ HJ Jump, Scutellaro and Company, LLP


Toms River, New Jersey
March 21, 2001